Exhibit 99.1

                                  PRESS RELEASE


October 16, 2002


ANNOUNCEMENT:   STATEN ISLAND BANCORP INC. REPORTS THIRD QUARTER RESULTS


Staten Island, New York - Staten Island Bancorp, Inc. (NYSE: SIB) announced today that net income for the third quarter of 2002 was $44.1 million or $0.77 per diluted share. Net income for the nine months ended September 30, 2002 was $72.9 million or $1.27 per diluted share. As previously disclosed, both the third quarter and nine months results include an after-tax credit to earnings of $3.8 million, or $0.07 per diluted share, reflecting the cumulative effect (to June 30, 2002) of a change in accounting treatment for certain loan commitments as derivative instruments. The third quarter results also include an after-tax credit of $7.4 million, or $0.13 per diluted share, related to a revision in accounting for the Company's stock option plan.

Net income per diluted share before the cumulative change in accounting for loan commitments and excluding the adjustments relating to the stock option plan effect, was $0.57 and $1.26, respectively, for the quarter and nine months ended September 30, 2002, (which included $0.09 per share as a result of the ongoing effect of accounting for loan commitments as described below). The Company reported net income per diluted share (exclusive of stock option plan related adjustments) of $0.31 and $0.78 (adjusted for the two-for-one split in November
2001), respectively, for the quarter and nine months ended September 30, 2001.

"We are pleased with our results this quarter," said Harry P. Doherty, Chairman and Chief Executive Officer. "Our core retail banking and mortgage banking businesses continued to be strong performers and asset quality continued to improve in a most challenging economic climate. We saw a solid increase in core deposits and mortgage banking originations were up 46% over the second quarter. We are confident that the financial outlook for Staten Island Bancorp remains strong," Mr. Doherty concluded.

Financial Highlights
--------------------

o Net interest income increased $10.4 million, or 24.7%, to $52.3 million over the third quarter of 2001. This increase was driven by the overall lower interest rate environment over the past year and a $982.3 million increase in average interest earning assets. On a linked quarter basis, net interest income was relatively flat as a $354.9 million increase in average interest earning assets was offset by a 41 basis point decrease in average yield on interest earning assets in the third quarter. The net interest rate spread and net interest margin decreased to 2.95% and 3.31%, respectively, for the current quarter compared to 3.19% and 3.59%, respectively, for the second quarter. Given the current level of interest rates and the slope of the yield curve, the decreasing trends in net-interest rate spread and net interest margin could continue. The current low interest rate environment, however, is generally beneficial to the mortgage-banking component of the Company's business and any decrease in net interest income may be offset, in whole or in part, by increases in net gains on the sale of loans.

o The mortgage banking business conducted by the Company's subsidiary, SIB Mortgage, again had a solid quarter as loan originations were up 46.6% to a record $2.2 billion, compared to $1.5 billion in the second quarter of 2002. SIB Mortgage shipped $2.1 billion of loans in the third quarter compared to $1.6 billion in the second quarter and $0.9 billion in last year's third quarter. Net gains on loan sales for SIB Mortgage were $69.7 million in the current quarter, including a $9.0 million increase in the value of certain loan commitments during the quarter, as described below. Exclusive of this adjustment, net gains on loan sales were $60.7 million for the current quarter compared to $39.2 million for the previous quarter and $26.9 million for the third quarter of 2001. The $30.5 million increase in net gains on loan sales (excluding the adjustments) on a linked quarter basis is due to the $500 million increase in volume of loans sold, as well as an increase in the realized gross margin on loans sold of 18 basis points to 2.72% in the current quarter, compared to 2.54% in the second quarter.

     For the quarter ended September 30, 2002, the mortgage-banking segment contributed $0.29 per diluted share to the Company's net income (including the cumulative effect of the accounting change). In the current interest rate environment, loan origination volume remains strong and it is anticipated that SIB Mortgage will close $2.7 billion in loans during the fourth quarter of 2002. While loan origination volume at SIB Mortgage continues to be positively impacted by the current low interest rate environment, volume at SIB Mortgage in the future may, particularly with respect to mortgage loan refinancings (which constitute approximately three-quarters of SIB Mortgage's originations in recent periods), be adversely affected by increases in interest rates.

o During the quarter ended September 30, 2002, the Company sold $314.2 million (including all $16.1 million of its collateralized bond obligations) in securities as part of a restructuring program to reduce exposure to prepayment risk, to generate funding for loan originations and to improve the overall credit quality of the Company's investment portfolio. The restructuring resulted in a net loss on securities transactions of $0.5 million for the quarter.

o Deposit growth remained strong, as total deposits increased $180.0 million or 5.5% for the quarter ended September 30, 2002. For the nine months ended September 30, 2002, total deposits have increased $552.6 million or 19.0%. Core deposits, which consist of Savings, NOW, DDA and Money Market accounts, continued to increase and comprised 66.6% of the total deposit base at September 30, 2002.

o As part of its capital management strategy, the Company repurchased 788,659 shares of common stock during the quarter ended September 30, 2002. These shares were acquired as part of the Company's previously announced ninth stock repurchase program. Approximately 2.3 million shares remain available for repurchase under the current program.

o Service and fee income increased by $1.1 million, or 22.4%, in the third quarter of 2002 compared to the third quarter of 2001. This increase is primarily the result of higher banking fees, which reflect the expansion of the Bank's retail branching network.

o Total other expenses for the third quarter of 2002 were $65.1 million compared to $36.1 million for the restated third quarter of 2001. Excluding credits to compensation expense related to the accounting treatment of stock options of $13.6 million in the third quarter of 2002 and $7.3 million in the third quarter of 2001, other expenses for the third quarter of 2002 were $78.7 million compared to $43.4 million for the third quarter of 2001. The increase of $35.3 million is primarily due to an $8.3 million increase in personnel expense, a $20.9 million increase in commission expense, a $1.8 million increase in professional fees and a $3.8 million increase in other expenses. The increase in personnel expense is primarily due to a $5.4 million increase in personnel costs at SIB Mortgage due to increased loan origination volumes and a $0.9 million increase in salary expense at the Bank due to expansion of the Bank's branch office network and normal merit pay increases. The increase in commissions, professional fees and other expenses reflects the increased loan origination volumes at SIB Mortgage.


Asset Quality
-------------

Asset quality continued to improve in the third quarter. Non-accruing loans and other real estate owned ("OREO") decreased $1.4 million to $23.8 million at September 30, 2002 from $25.2 million at June 30, 2002. Of this amount, $16.0 million consisted of non-accruing loans and $7.8 million consisted of OREO, compared to $16.6 million of non-accruing loans and $8.6 million of OREO at June 30, 2002. During the third quarter, the Company sold a previously reported non-performing loan with a carrying value of $2.5 million and a previously reported OREO property with a carrying value of $2.8 million at no additional loss. Partially offsetting these sales was a net $3.9 million increase in non-performing loans, primarily in the one-to-four residential category, which is partially insured and as to which the Company does not anticipate any losses. In addition, the Company has a contract to sell a previously reported OREO property with a carrying value of $4.6 million at no additional loss. Net loan charge-offs were $2.4 million for the quarter and were primarily the result of $1.9 million in charge-offs related to mortgage banking operations.

In light of current economic conditions and increased lending activity at both the Bank and SIB Mortgage, management deemed it prudent to make a $3.3 million provision for loan losses for the third quarter of 2002, compared to $5.0 million for the quarter ended June 30, 2002 and $2.6 million for the quarter ended September 30, 2001. The allowance for loan losses was $23.9 million or 149.5% of non-accruing loans at September 30, 2002, compared to $22.9 million or 137.7% of non-accruing loans at June 30, 2002 and $17.0 million or 117.3% of non-accruing loans at September 30, 2001. While no assurance can be given that future charge-offs or additional provisions will not be necessary, management believes that, based on its current review and the level of non-accruing loans and delinquencies, the current allowance for loan losses is adequate.

Accounting for Loan Commitments
-------------------------------

Effective July 1, 2002, the Company implemented recent guidance issued by the Financial Accounting Standards Board, which requires the recognition of loan commitments where the initial rate of interest has been determined or "fixed" (hereinafter "locked loan commitments") as derivative instruments. This guidance represents a change in accounting principle and requires a cumulative adjustment to record the value of those loan commitments outstanding at July 1, 2002. The adoption of this new principle resulted in the recognition of an after-tax credit of $3.8 million in the third quarter of 2002 reflecting the cumulative adjustment which is the fair value of outstanding locked loan commitments at the adoption date. In addition, growth of the mortgage pipeline of SIB Mortgage, combined with a decreasing interest rate environment, resulted in an increase in the value of locked loan commitments in the third quarter by $9.0 million, which is reflected as a current period adjustment to earnings for the quarter ended September 30, 2002. In the future, adjustments to the value of locked loan commitments at SIB Mortgage will be reflected in the Company's income statement. Generally, the value of locked loan commitments will increase in a falling interest rate environment and will decrease in a rising interest rate environment.


Stock Option Plan
-----------------

As the Company previously disclosed, during its review of the third quarter, management determined that certain cashless exercises of stock options were conducted in such manner so as to require variable plan accounting for all options issued under its stock option plan. This change in accounting requires the restatement of earnings in prior periods to record the related non-cash compensation expense. As a result, the Company will restate its financial results for 2001 and the first two quarters of 2002 to reflect previously unrecognized non-cash compensation expenses. The resulting non-cash after-tax charge to earnings for 2001 is $14.7 million or $0.24 per diluted share. The non-cash after-tax charge for the nine months ended September 30, 2002 is $3.4 million, or $0.06 per diluted share. This includes a non-cash charge of $10.8 million ($0.19 per diluted share) for the first quarter of 2002 (and no material effect for the second quarter), and the previously mentioned credit of $7.4 million ($0.13 per diluted share) for the third quarter.

Also, as previously disclosed, the Company will amend its Annual Report on Form 10-K for the year ended December 31, 2001 as well as quarterly reports on Form 10-Q for the first three quarters of 2001, and the first two quarters of 2002, and will file such amendments with the Securities and Exchange Commission as promptly as practicable. The Company's financial statements at and for the year ended December 31, 2001 to be included in the amended Annual Report on Form 10-K will be subject to re-audit by the Company's new auditors.

                                      * * *

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Forward-looking information is inherently subject to risks and uncertainties, and actual results could differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in the Company's Annual Report on Form 10-K and in other documents filed by the Company with the Securities and Exchange Commission from time to time. Forward-looking statements may be identified by terms such are "may", "will", "should", "could", "expects", "plans", "intends", "anticipates", "believes", "estimates", "predicts", "forecasts", "potential", or "continue" or similar terms or the negative of these terms. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company has no obligation to update these forward-looking statements.

                                      * * *

Staten Island Bancorp, Inc. is the holding company for SI Bank & Trust. SI Bank & Trust was chartered in 1864 and currently operates 17 full service branches and three limited service branches on Staten Island, New York, and two full service branches in Brooklyn, New York; and 15 full service branches in New Jersey. SI Bank & Trust also operates SIB Mortgage Corp., a wholly owned subsidiary of SI Bank & Trust, which conducts business under the name of Ivy Mortgage and has offices in 42 states. On September 30, 2002, Staten Island Bancorp had $6.9 billion in total assets and $593.5 million of total stockholders' equity.



Contacts:         Investors:        Donald Fleming
                                    Staten Island Bancorp
                                    (718) 697-2813

                  Media:            Mike Pascale
                                    The Abernathy MacGregor Group
                                    (212) 371-5999

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

                                                   For the Three Months Ended September 30,  For the Nine Months Ended September 30,
                                                   ---------------------------------------------------------------------------------
                                                                                   Increase                                Increase
                                                         2002      2001(Restated) (Decrease)     2002     2001 (Restated) (Decrease)
                                                   ---------------------------------------------------------------------------------
                                                                   (000's omitted, except per share and share data)
Interest Income:
    Loans                                             $  79,552     $  66,721    $  12,831     $ 225,190     $ 190,552    $  34,638
    Securities, available for sale                       20,761        27,034       (6,273)       68,602        85,952      (17,350)
    Federal funds sold                                      322           222          100         1,020           855          165
                                                      ---------     ---------    ---------     ---------     ---------    ---------
       Total interest income                            100,635        93,977        6,658       294,812       277,359       17,453
                                                      ---------     ---------    ---------     ---------     ---------    ---------

Interest Expense:
    Savings and escrow                                    4,285         4,644         (359)       13,686        13,521          165
    Certificates of deposits                              9,837        13,101       (3,264)       29,994        41,237      (11,243)
    Money market and NOW accounts                         4,423         3,052        1,371        11,765         7,180        4,585
    Borrowed funds                                       29,821        31,276       (1,455)       86,340        99,098      (12,758)
                                                      ---------     ---------    ---------     ---------     ---------    ---------
       Total interest expense                            48,366        52,073       (3,707)      141,785       161,036      (19,251)
                                                      ---------     ---------    ---------     ---------     ---------    ---------
    Net interest income                                  52,269        41,904       10,365       153,027       116,323       36,704
    Provision for Loan Losses                             3,349         2,600          749         9,839         3,800        6,039
                                                      ---------     ---------    ---------     ---------     ---------    ---------
    Net interest income after provision for loan
     losses                                              48,920        39,304        9,616       143,188       112,523       30,665

Other Income (Loss):
    Service and fee income                                5,865         4,793        1,072        19,445        14,384        5,061
    Net gains on loan sales                              69,255        25,851       43,404       139,903        52,252       87,651
    Loan fees                                             7,252         4,311        2,941        19,095        10,505        8,590
    Securities transactions                                (460)           61         (521)       (7,611)           64       (7,675)
                                                      ---------     ---------    ---------     ---------     ---------    ---------
                                                         81,912        35,016       46,896       170,832        77,205       93,627

Other Expenses:
    Personnel                                            10,806         8,833        1,973        71,328        50,595       20,733
    Commissions                                          33,735        12,802       20,933        75,479        27,535       47,944
    Occupancy and equipment                               4,085         3,248          837        11,520         9,504        2,016
    Amortization of intangible assets                       138         1,373       (1,235)          436         4,191       (3,755)
    Data processing                                       1,643         1,528          115         5,016         4,518          498
    Marketing                                             1,322           600          722         3,814         2,061        1,753
    Professional fees                                     2,978         1,225        1,753         8,697         2,671        6,026
    Other                                                10,363         6,539        3,824        28,135        16,677       11,458
                                                      ---------     ---------    ---------     ---------     ---------    ---------
       Total other expenses                              65,070        36,148       28,922       204,425       117,752       86,673
                                                      ---------     ---------    ---------     ---------     ---------    ---------
    Income before provision for income taxes             65,762        38,172       27,590       109,595        71,976       37,619

    Provision for Income Taxes                           25,493        15,558        9,935        40,497        27,384       13,113
                                                      ---------     ---------    ---------     ---------     ---------    ---------
       Income before cumulative effect of accounting
          change                                         40,269        22,614       17,655        69,098        44,592       24,506
       Cumulative effect of change in accounting
          for FAS #133                                    3,801            --        3,801         3,801            --        3,801
                                                      ---------     ---------    ---------     ---------     ---------    ---------
       Net Income                                     $  44,070     $  22,614    $  21,456     $  72,899     $  44,592    $  28,307
                                                      =========     =========    =========     =========     =========    =========

Earnings Per Share Before Cumulative
    Effect of Accounting Change:  (1)
    Basic                                             $    0.72     $    0.37                  $    1.23     $    0.73
    Fully Diluted                                     $    0.70     $    0.37                  $    1.20     $    0.72

Earnings Per Share After Cumulative
    Effect of Accounting Change:  (1)
    Basic                                             $    0.79     $    0.37                  $    1.30     $    0.73
    Fully Diluted                                     $    0.77     $    0.37                  $    1.27     $    0.72

Dividends Declared                                    $    0.13     $    0.09                  $    0.36     $    0.25

Weighted Average: Fully Diluted (1)
    Common Shares                                    90,260,624    90,260,624                 90,260,624    90,260,624
    Less: Unallocated ESOP/RRP Shares                 5,181,972     5,632,980                  5,288,700     5,745,161
    Less: Treasury Shares                            28,349,135    24,117,073                 27,407,373    22,972,249
                                                    -----------   -----------                -----------   -----------
                                                     56,729,517    60,510,571                 57,564,551    61,543,214
                                                    ===========   ===========                ===========   ===========


(1) Prior period amounts have been adjusted to reflect the 2-for-1 stock split on November 19, 2001.

CONSOLIDATED STATEMENTS OF CONDITION (unaudited)

                                                                      September 30, 2002       (Restated)
                                                                          (unaudited)       December 31, 2001    Increase (Decrease)
                                                                      -----------------    -----------------    ------------------
                                                                                            (000's omitted)
ASSETS:
      Cash and due from banks                                                $ 113,753            $ 116,846              $ (3,093)
      Federal funds sold                                                       395,000               38,000               357,000
      Securities available for sale                                          1,202,182            1,528,639              (326,457)
      Loans, net less allowance for loan losses of $23,908
           in 2002 and $20,041 in 2001                                       3,287,367            2,806,619               480,748
      Loans held for sale                                                    1,526,620            1,187,373               339,247
      Accrued interest receivable                                               32,803               28,601                 4,202
      Bank premises and equipment, net                                          45,540               38,939                 6,601
      Intangible assets, net                                                    58,094               58,871                  (777)
      Other assets                                                             219,680              201,609                18,071
                                                                      -----------------    -----------------    ------------------
          Total assets                                                     $ 6,881,039          $ 6,005,497             $ 875,542
                                                                      =================    =================    ==================


          LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES:
      Due Depositors-
      Savings                                                              $ 1,012,470            $ 868,028             $ 144,442
      Certificates of deposits                                               1,153,951            1,083,900                70,051
      Money market                                                             579,961              350,558               229,403
      NOW accounts                                                             132,892              115,349                17,543
      Demand deposits                                                          574,654              483,493                91,161
                                                                      -----------------    -----------------    ------------------
          Total deposits                                                     3,453,928            2,901,328               552,600
      Borrowed funds                                                         2,746,151            2,451,762               294,389
      Advances from borrowers for taxes and insurance                           26,602               17,495                 9,107
      Accrued interest and other liabilities                                    60,880               70,665                (9,785)
                                                                      -----------------    -----------------    ------------------
          Total liabilities                                                  6,287,561            5,441,250               846,311
                                                                      -----------------    -----------------    ------------------

STOCKHOLDERS' EQUITY:
      Common stock, par value $.01 per share, 100,000,000 shares authorized,
          90,260,624 issued and 60,227,107 outstanding at September 30, 2002 and
          90,260,624 issued and
          62,487,286 outstanding at December 31, 2001                              902                  902                     -
      Additional paid-in-capital                                               582,305              570,357                11,948
      Retained earnings                                                        379,328              325,088                54,240
      Unallocated common stock held by ESOP                                    (28,155)             (30,215)                2,060
      Unearned common stock held by RRP                                         (9,052)             (14,333)                5,281
      Treasury stock (30,033,517 shares at September 30, 2002
          and 27,773,338 at December 31, 2001), at cost                       (340,461)            (289,469)              (50,992)
                                                                      -----------------    -----------------    ------------------
                                                                               584,867              562,330                22,537
      Accumulated other comprehensive income, net of taxes                       8,611                1,917                 6,694
                                                                      -----------------    -----------------    ------------------
          Total stockholders' equity                                           593,478              564,247                29,231
                                                                      -----------------    -----------------    ------------------
          Total liabilities and stockholders' equity                       $ 6,881,039          $ 6,005,497             $ 875,542
                                                                      =================    =================    ==================

SELECTED DATA (unaudited)

                                                           At or For the Three Months                At or For the Nine Months
                                                               Ended September 30,                      Ended September 30,
                                                     --------------------------------------     ------------------------------------
                                                           2002           2001 (Restated)           2002             2001 (Restated)
                                                     --------------------------------------     ------------------------------------
                                                                       (Dollars in thousands, except per share data)
Performance Ratios:
Return on average assets                                    2.49%               1.57%                  1.52%                1.08%
Return on average equity                                   27.18%              16.00%                 16.86%               10.37%

Earnings per share before accounting change
Earnings per share - Fully diluted (1)                     $ 0.70              $ 0.37                  $1.20               $ 0.72
Cash earnings per share - Fully diluted (1)                $ 0.62              $ 0.35                  $1.38               $ 0.92
Core earnings per share - Fully diluted (1)                $ 0.70              $ 0.37                  $1.28               $ 0.72
Core cash earnings per share - Fully diluted (1)           $ 0.63              $ 0.35                  $1.46               $ 0.92

Earnings per share after accounting change
Earnings per share - Fully diluted (1)                     $ 0.77              $ 0.37                  $1.27               $ 0.72
Cash earnings per share - Fully diluted (1)                $ 0.62              $ 0.35                  $1.38               $ 0.92
Core earnings per share - Fully diluted (1)                $ 0.70              $ 0.37                  $1.28               $ 0.72
Core cash earnings per share - Fully diluted (1)           $ 0.63              $ 0.35                  $1.46               $ 0.92

Average interest-earning assets to
   average interest-bearing liabilities                   111.71%             114.70%                112.64%              115.25%
Interest rate spread                                        2.95%               2.57%                  3.04%                2.38%
Net interest margin                                         3.31%               3.15%                  3.44%                3.02%
Noninterest expenses, exclusive of
   amortization of intangible assets, to
   average assets                                           3.79%               2.42%                  4.24%                2.74%
Efficiency ratio                                           47.77%              45.24%                 61.52%               58.64%

Capital and Other Ratios:
Average equity to average assets                            8.81%              10.02%                  8.99%               10.37%
Tangible equity to assets at end of
   period                                                   7.67%               8.73%                  7.67%                8.73%
Total capital to risk-weighted assets                      14.00%              15.94%                 14.00%               15.94%
Tangible book value per share (1)                          $ 8.89              $ 7.91                  $8.89               $ 7.91

Asset Quality:
Non-accruing loans and real estate owned
   to total assets at end of the period                     0.35%               0.27%                  0.35%                0.27%
Allowance for loan losses to
   non-accruing loans at end of period                    149.47%             117.29%                149.47%              117.29%
Allowance for loan losses to total loans
   at end of period                                         0.50%               0.47%                  0.50%                0.47%
Non-accruing loans                                       $ 15,995            $ 14,531               $ 15,995             $ 14,531
Non-accruing loans and real estate owned                 $ 23,836            $ 15,631               $ 23,836             $ 15,631
Allowance for loan losses                                $ 23,908            $ 17,043               $ 23,908             $ 17,043

(1) Prior period amounts have been adjusted to reflect the 2-for-1 stock split on November 19, 2001.

CONSOLIDATED STATEMENTS OF INCOME (unaudited)


                                                   *******************************QUARTER ENDED************************************
                                                    September 30,       June 30,        March 31,     December 31,   September 30,
                                                   --------------------------------------------------------------------------------
                                                        2002             2002             2002            2001            2001
                                                   --------------------------------------------------------------------------------
                                                                (000's omitted, except per share and share data)
                                                                      (Restated)       (Restated)      (Restated)      (Restated)
Interest Income:
     Loans                                             $ 79,552        $ 75,755         $ 69,883        $ 68,860        $ 66,721
     Securities, available for sale                      20,761          24,016           23,825          26,514          27,034
     Federal funds sold                                     322             189              509             250             222
                                                   ------------------------------------------------------------------------------
         Total interest income                          100,635          99,960           94,217          95,624          93,977
                                                   ------------------------------------------------------------------------------

Interest Expense:
     Savings and escrow                                   4,285           4,918            4,483           4,290           4,644
     Certificates of deposits                             9,837           9,811           10,346          11,834          13,101
     Money market and NOW                                 4,423           3,985            3,357           3,129           3,052
     Borrowed funds                                      29,821          28,379           28,140          30,289          31,276
                                                   ------------------------------------------------------------------------------
     Total interest expense                              48,366          47,093           46,326          49,542          52,073
                                                   ------------------------------------------------------------------------------
         Net interest income                             52,269          52,867           47,891          46,082          41,904
Provision for Loan Losses                                 3,349           4,990            1,500           4,957           2,600

                                                   ------------------------------------------------------------------------------
         Net interest income after provision for
             loan losses                                 48,920          47,877           46,391          41,125          39,304

Other Income (Loss):
     Service and fee income                               5,865           8,528            5,052           4,958           4,793
     Net gains on loan sales                             69,255          35,793           34,855          40,337          25,851
     Loan fees                                            7,252           5,063            6,780           6,155           4,311
     Securities transactions                               (460)         (6,818)            (333)           (171)             61
                                                   ------------------------------------------------------------------------------
                                                         81,912          42,566           46,354          51,279          35,016

Other Expenses:
     Personnel                                           10,806          21,353           39,169          38,150           8,833
     Commissions                                         33,735          21,105           20,639          24,152          12,802
     Occupancy and equipment                              4,085           3,814            3,621           3,315           3,248
     Amortization of intangible assets                      138             153              145           1,152           1,373
     FDIC Insurance                                         131             125              120             116             115
     Data processing                                      1,643           1,667            1,706           1,497           1,528
     Marketing                                            1,322           1,382            1,110             443             600
     Professional fees                                    2,978           3,059            2,660           1,584           1,225
     Other                                               10,232           9,249            8,278           7,643           6,424
                                                   ------------------------------------------------------------------------------
         Total other expenses                            65,070          61,907           77,448          78,052          36,148
                                                   ------------------------------------------------------------------------------
         Income before provision for income taxes        65,762          28,536           15,297          14,352          38,172

     Provision for Income Taxes                          25,493          10,965            4,039           3,571          15,558
                                                   ------------------------------------------------------------------------------
         Income before cumulative effect of
            accounting change                            40,269          17,571           11,258          10,781          22,614
         Cumulative effect of change in
            accounting for FAS #133                       3,801              --               --              --              --
                                                   ------------------------------------------------------------------------------
         Net Income                                    $ 44,070        $ 17,571         $ 11,258        $ 10,781        $ 22,614
                                                   ==============================================================================

Earnings Per Share Before Cumulative
     Effect of Accounting Change:  (1)
     Basic                                               $ 0.72          $ 0.31           $ 0.20          $ 0.19          $ 0.37
     Fully Diluted                                       $ 0.70          $ 0.31           $ 0.19          $ 0.19          $ 0.37

Earnings Per Share After Cumulative
     Effect of Accounting Change:  (1)
     Basic                                               $ 0.79          $ 0.31           $ 0.20          $ 0.19          $ 0.37
     Fully Diluted                                       $ 0.77          $ 0.31           $ 0.19          $ 0.19          $ 0.37

Dividends Declared Per Share (1)                         $ 0.13          $ 0.12           $ 0.11          $ 0.10          $ 0.09

Stock Closing Price                                      17.400          19.200           19.680          16.310          12.325

Weighted Average Shares - Fully Diluted (1)
     Common Shares                                   90,260,624      90,260,624       90,260,624      90,260,624      90,260,624
     Less: Unallocated ESOP/RRP Shares                5,181,972       5,296,410        5,390,001       5,501,952       5,632,980
     Less: Treasury Shares                           28,349,135      27,593,635       26,979,496      26,438,665      24,117,072
                                                   ------------------------------------------------------------------------------
                                                     56,729,517      57,370,579       57,891,127      58,320,007      60,510,572
                                                   ==============================================================================

(1) Prior period amounts have been adjusted to reflect the 2-for-1 stock split on November 19, 2001.

AVERAGE BALANCES, NET INTEREST INCOME, YIELDS EARNED AND RATES PAID (unaudited)

                                                                Three Months Ended September 30,
                                            -------------------------------------------------------------------------
                                                             2002                                 2001 (Restated)
                                            ----------------------------------- -------------------------------------
                                                                      Average                               Average
                                              Average                  Yield/     Average                    Yield/
                                              Balance      Interest     Cost      Balance       Interest      Cost
                                            ------------- ----------- --------- -------------  ------------ ---------
                                                                         (000's omitted)
Interest-earning assets:
Loans receivable (1):
    Real estate loans                        $ 4,576,827    $ 77,382     6.71%   $ 3,445,149      $ 64,162     7.39%
    Other loans                                  106,516       2,170     8.09%       113,393         2,559     8.95%
                                            ------------- -----------           -------------  ------------
       Total loans                             4,683,343      79,552     6.74%     3,558,542        66,721     7.44%
    Securities                                 1,496,641      20,761     5.50%     1,680,739        27,034     6.38%
    Other interest-earning assets (2)             81,017         322     1.57%        39,428           222     2.24%
                                            ------------- -----------           -------------  ------------
       Total interest-earning assets           6,261,001     100,635     6.38%     5,278,709        93,977     7.06%
                                                          -----------                          ------------
    Noninterest-earning assets                   537,595                             420,060
                                            -------------                       -------------
       Total assets                          $ 6,798,596                         $ 5,698,769
                                            =============                       =============


Interest-bearing liabilities:
Deposits:
    NOW and money market deposits              $ 685,731       4,423     2.56%     $ 358,101         3,052     3.38%
    Savings and escrow accounts                1,032,947       4,285     1.65%       820,782         4,644     2.24%
    Certificates of deposits                   1,136,876       9,837     3.43%     1,013,335        13,101     5.13%
                                            ------------- -----------           -------------  ------------
       Total deposits                          2,855,554      18,545     2.58%     2,192,218        20,797     3.76%
    Total Other Borrowings                     2,748,914      29,821     4.30%     2,410,145        31,276     5.15%
                                            ------------- -----------           -------------  ------------
       Total interest-bearing liabilities      5,604,468      48,366     3.42%     4,602,363        52,073     4.49%
                                                          -----------                          ------------
    Noninterest-bearing liabilities (3)          594,869                             525,278
                                            -------------                       -------------
       Total liabilities                       6,199,337                           5,127,641
    Stockholders' equity                         599,259                             571,128
                                            -------------                       -------------
       Total liabilities and stockholders'
          equity                              $6,798,596                         $ 5,698,769
                                            =============                       =============
       Net interest-earning assets             $ 656,533                           $ 676,346
                                            =============                       =============
       Net interest income/interest rate spread             $ 52,269     2.95%                    $ 41,904     2.57%
                                                          =========== =========                ============ =========

    Net interest margin                                                  3.31%                                 3.15%
                                                                      =========                             =========
    Ratio of average interest-earning assets
       to average interest-bearing liabilities                         111.71%                               114.70%
                                                                      =========                             =========




                                                                  Nine Months Ended September 30,
                                            -------------------------------------------------------------------------
                                                             2002                                 2001 (Restated)
                                            ----------------------------------- -------------------------------------
                                                                      Average                               Average
                                              Average                  Yield/     Average                    Yield/
                                              Balance      Interest     Cost      Balance       Interest      Cost
                                            ------------- ----------- --------- -------------  ------------ ---------
                                                                          (000's omitted)
Interest-earning assets:
Loans receivable (1):
    Real estate loans                        $ 4,180,795   $ 218,563     6.99%   $ 3,231,687     $ 182,406     7.55%
    Other loans                                  106,172       6,627     8.35%       116,791         8,146     9.33%
                                            ------------- -----------           -------------  ------------
       Total loans                             4,286,967     225,190     7.02%     3,348,478       190,552     7.61%
    Securities                                 1,575,795      68,602     5.82%     1,772,115        85,952     6.48%
    Other interest-earning assets (2)             88,063       1,020     1.55%        35,381           855     3.23%
                                             ------------ -----------           -------------  ------------
       Total interest-earning assets           5,950,825     294,812     6.62%     5,155,974       277,359     7.19%
                                                          -----------                          ------------
    Noninterest-earning assets                   479,564                             387,833
                                            -------------                       -------------
       Total assets                          $ 6,430,389                         $ 5,543,807
                                            =============                       =============


Interest-bearing liabilities:
Deposits:
    NOW and money market deposits              $ 609,746      11,765     2.58%     $ 297,520         7,180     3.23%
    Savings and escrow accounts                  982,074      13,686     1.86%       804,935        13,521     2.25%
    Certificates of deposits                   1,106,180      29,994     3.63%     1,004,515        41,237     5.49%
                                            ------------- -----------           -------------  ------------
       Total deposits                          2,698,000      55,445     2.75%     2,106,970        61,938     3.93%
    Total Other Borrowings                     2,584,847      86,340     4.47%     2,366,795        99,098     5.60%
                                            ------------- -----------           -------------  ------------
       Total interest-bearing liabilities      5,282,847     141,785     3.59%     4,473,765       161,036     4.81%
                                                          -----------                          ------------
    Noninterest-bearing liabilities (3)          569,328                             494,998
                                            -------------                       -------------
       Total liabilities                       5,852,175                           4,968,763
    Stockholders' equity                         578,214                             575,044
                                            -------------                       -------------
       Total liabilities and stockholders'
         equity                               $6,430,389                         $ 5,543,807
                                            =============                       =============
       Net interest-earning assets             $ 667,978                           $ 682,209
                                            =============                       =============
       Net interest income/interest rate spread            $ 153,027     3.04%                   $ 116,323     2.38%
                                                          =========== =========                ============ =========

    Net interest margin                                                  3.44%                                 3.02%
                                                                      =========                             =========
    Ratio of average interest-earning assets
       to average interest-bearing liabilities                         112.64%                               115.25%
                                                                      =========                             =========

------------------
(1) The average balance of loans receivable includes nonperforming loans, interest on which is recognized on a cash basis.
(2)  Includes money market accounts and Federal Funds sold.
(3)  Consists primarily of demand deposit accounts.

                             Segment Reporting Table
             For The Three Months Ended September 30, 2002 and 2001



                                                        ---------------------------------------------------------------
                                                                               Quarter to Date
                                                                              September 30, 2002
                                                                               (000's omitted)
                                                                                  unaudited
                                                        ---------------------------------------------------------------
                                                                                             Elimination of
                                                                             Community        Intersegment
                                                        Mortgage Banking      Banking             Items        Totals
                                                        ---------------------------------------------------------------
Interest income                                                $ 22,800       $ 93,433       $ (15,598)      $ 100,635
                                                        ---------------------------------------------------------------
Interest expense                                                 17,026         46,938         (15,598)         48,366
                                                        ---------------------------------------------------------------
Net Interest income                                               5,774         46,495               -          52,269
Provision for loan losses                                         3,119            230               -           3,349
Other income (loss):
     Service and fee income                                           -          5,865               -           5,865
     Net gains (losses) on loan sales                            69,743            792          (1,280)         69,255
     Loan fees                                                    7,153             99               -           7,252
     Securities transactions                                          -           (460)              -            (460)
                                                        ---------------------------------------------------------------
Total other income (loss)                                        76,896          6,296          (1,280)         81,912
Other expenses                                                   57,937          7,133               -          65,070
                                                        ---------------------------------------------------------------
Income before provision for income taxes                         21,614         45,428          (1,280)         65,762
Provision for income taxes                                        8,970         16,997            (474)         25,493
                                                        ---------------------------------------------------------------
Income before cumulative effect of accounting change             12,644         28,431            (806)         40,269
Cumulative effect of change in accounting for FAS #133            3,801              -               -           3,801
                                                        ---------------------------------------------------------------
Net income                                                     $ 16,445       $ 28,431          $ (806)       $ 44,070
                                                        ===============================================================

                                                        ---------------------------------------------------------------
                                                                               Quarter to Date
                                                                              September 30, 2001
                                                                               (000's omitted)
                                                                              unaudited/restated
                                                        ---------------------------------------------------------------
                                                                                             Elimination of
                                                                             Community        Intersegment
                                                        Mortgage Banking      Banking             Items        Totals
                                                        ---------------------------------------------------------------
Interest income                                                $ 16,327       $ 89,861       $ (12,211)       $ 93,977
                                                        ---------------------------------------------------------------
Interest expense                                                 11,028         53,256         (12,211)         52,073
                                                        ---------------------------------------------------------------
Net Interest income                                               5,299         36,605               -          41,904
Provision for loan losses                                         1,166          1,434               -           2,600
Other income (loss):
     Service and fee income                                           -          4,793               -           4,793
     Net gains (losses) on loan sales                            26,948           (621)           (476)         25,851
     Loan fees                                                    4,012            299               -           4,311
     Securities transactions                                          -             61               -              61
                                                        ---------------------------------------------------------------
Total other income (loss)                                        30,960          4,532            (476)         35,016
Other expenses                                                   23,634         12,514               -          36,148
                                                        ---------------------------------------------------------------
Income before provision for income taxes                         11,459         27,189            (476)         38,172
Provision for income taxes                                        4,751         10,983            (176)         15,558
                                                        ---------------------------------------------------------------
Income before cumulative effect of accounting change              6,708         16,206            (300)         22,614
                                                        ---------------------------------------------------------------
Net income                                                      $ 6,708       $ 16,206          $ (300)       $ 22,614
                                                        ===============================================================

                             Segment Reporting Table
              For The Nine Months Ended September 30, 2002 and 2001



                                                        ---------------------------------------------------------------
                                                                                 Year to Date
                                                                              September 30, 2002
                                                                               (000's omitted)
                                                                                  unaudited
                                                        ---------------------------------------------------------------
                                                                                             Elimination of
                                                                             Community        Intersegment
                                                        Mortgage Banking      Banking             Items        Totals
                                                        ---------------------------------------------------------------
Interest income                                                $ 68,074       $ 270,194      $ (43,456)      $ 294,812
                                                        ---------------------------------------------------------------
Interest expense                                                 46,397         138,844        (43,456)        141,785
                                                        ---------------------------------------------------------------
Net Interest income                                              21,677         131,350              -         153,027
Provision for loan losses                                         7,709           2,130              -           9,839
Other income (loss):
     Service and fee income                                           -          19,445              -          19,445
     Net gains (losses) on loan sales                           148,501             347         (8,945)        139,903
     Loan fees                                                   18,466             629              -          19,095
     Securities transactions                                          -          (7,611)             -          (7,611)
                                                        ---------------------------------------------------------------
Total other income (loss)                                       166,967          12,810         (8,945)        170,832
Other expenses                                                  138,961          65,464              -         204,425
                                                        ---------------------------------------------------------------
Income before provision for income taxes                         41,974          76,566         (8,945)        109,595
Provision for income taxes                                       17,419          26,388         (3,310)         40,497
                                                        ---------------------------------------------------------------
Income before cumulative effect of accounting change             24,555          50,178         (5,635)         69,098
Cumulative effect of change in accounting for FAS #133            3,801               -              -           3,801
                                                        ---------------------------------------------------------------
Net income                                                     $ 28,356        $ 50,178       $ (5,635)       $ 72,899
                                                        ===============================================================

                                                        ---------------------------------------------------------------
                                                                                 Year to Date
                                                                              September 30, 2001
                                                                               (000's omitted)
                                                                              unaudited/restated
                                                        ---------------------------------------------------------------
                                                                                             Elimination of
                                                                             Community        Intersegment
                                                        Mortgage Banking      Banking             Items        Totals
                                                        ---------------------------------------------------------------
Interest income                                                $ 39,961       $ 263,210      $ (25,812)      $ 277,359
                                                        ---------------------------------------------------------------
Interest expense                                                 25,812         161,036        (25,812)        161,036
                                                        ---------------------------------------------------------------
Net Interest income                                              14,149         102,174              -         116,323
Provision for loan losses                                         1,501           2,299              -           3,800
Other income (loss):
     Service and fee income                                           -          14,384              -          14,384
     Net gains (losses) on loan sales                            54,474          (1,555)          (667)         52,252
     Loan fees                                                    9,833             672              -          10,505
     Securities transactions                                          -              64              -              64
                                                        ---------------------------------------------------------------
Total other income (loss)                                        64,307          13,565           (667)         77,205
Other expenses                                                   56,090          61,662              -         117,752
                                                        ---------------------------------------------------------------
Income before provision for income taxes                         20,865          51,778           (667)         71,976
Provision for income taxes                                        8,659          18,972           (247)         27,384
                                                        ---------------------------------------------------------------
Income before cumulative effect of accounting change             12,206          32,806           (420)         44,592
                                                        ---------------------------------------------------------------
Net income                                                     $ 12,206        $ 32,806         $ (420)       $ 44,592
                                                        ===============================================================

The Mortgage Company sells various types of loans in the secondary market.

The following table summarizes loans shipped and gross margins realized by type of loan excluding the effect of market value changes on loan commitments (unaudited).

                   -----------------------------------------------     ---------------------------------------------------
                          Quarter Ended September 30, 2002                     Year to Date September 30, 2002
                   -----------------------------------------------     ---------------------------------------------------
       Type            Volume           Gain          Gross Margin            Volume           Gain          Gross Margin
--------------------------------------------------------------------------------------------------------------------------
Agency                  $ 926,538        $ 24,819           2.68%         $ 2,285,067        $ 53,846           2.36%
Government                197,130           5,797           2.94%             831,727          21,521           2.59%
Jumbo                     161,747           3,069           1.90%             375,403           6,425           1.71%
ALT-A                     768,788          21,491           2.80%           1,615,005          52,221           3.23%
Sub Prime                  62,204           2,348           3.78%              89,910           3,519           3.91%
                   -----------------------------------------------     ---------------------------------------------------
Total                 $ 2,116,407        $ 57,524           2.72%         $ 5,197,112       $ 137,532           2.65%
                   ===============================================     ===================================================



                          Quarter Ended September 30, 2001                     Year to Date September 30, 2001
                   -----------------------------------------------     ---------------------------------------------------
       Type            Volume           Gain          Gross Margin            Volume           Gain          Gross Margin
--------------------------------------------------------------------------------------------------------------------------
Agency                  $ 396,699        $ 10,923           2.75%         $ 1,004,866        $ 23,725           2.36%
Government                207,207           7,384           3.56%             367,276          12,023           3.27%
Jumbo                      95,609           1,723           1.80%             196,373           3,061           1.56%
ALT-A                     145,124           6,679           4.60%             338,794          15,020           4.43%
Sub Prime                   8,549             239           2.79%              22,158             645           2.91%
                   -----------------------------------------------     ---------------------------------------------------
Total                   $ 853,188        $ 26,948           3.16%         $ 1,929,467        $ 54,474           2.82%
                   ===============================================     ===================================================


Loan Portfolio Composition: The following table sets forth the composition of the Bank's held for investment loans at the dates indicated. (unaudited)


                                                        September 30, 2002         December 31, 2001     Increase (Decrease)
                                                   -------------------------------------------------------------------------
                                                                                    (000's omitted)
Mortgage loans: (1)
         Single-family residential                          $ 2,528,621               $ 2,062,336                 $ 466,285
         Multi-family residential                                54,184                    48,783                     5,401
         Commercial real estate                                 413,891                   335,821                    78,070
         Construction and land                                  175,487                   245,515                   (70,028)
         Home equity                                             18,015                    12,815                     5,200
                                                   ---------------------     ---------------------     ---------------------
              Total mortgage loans                            3,190,198                 2,705,270                   484,928

Other loans:
         Student loans                                              162                       288                      (126)
         Passbook loans                                           8,794                     7,477                     1,317
         Commercial business loans                               43,128                    42,962                       166
         Other consumer loans                                    54,536                    60,292                    (5,756)
                                                   ---------------------     ---------------------     ---------------------
              Total other loans                                 106,620                   111,019                    (4,399)

                                                   ---------------------     ---------------------     ---------------------
              Total loans receivable                          3,296,818                 2,816,289                   480,529
Less:
         Premium (discount) on loans purchased                    4,107                     5,135                    (1,028)
         Allowance for loan losses                              (23,908)                  (20,041)                   (3,867)
         Deferred loan costs (fees)                              10,350                     5,236                     5,114
                                                   ---------------------     ---------------------     ---------------------
              Loans receivable, net                         $ 3,287,367               $ 2,806,619                 $ 480,748
                                                   =====================     =====================     =====================

------------------

(1) Mortgage loans held for sale, net at September 30, 2002 and December 31, 2001, of $1.5 billion and $1.2 billion, respectively, are not included in this table.

Delinquent Loans: The following table sets forth information concerning delinquent loans at the dates indicated. The amounts presented represent the total outstanding principal balances of the related held for investment and held for sale loans, rather than the actual payment amounts that are past due.

                                                         September 30, 2002               December 31, 2001
                                                             (unaudited)                     (unaudited)
                                                      -------------------------        -------------------------
                                                                            (000's Omitted)
90 Days or More
---------------
Mortgage loans:
      Single-family residential                                        $   942                          $ 5,432
      Multi-family residential                                               -                                -
      Commercial real estate                                                 -                                -
      Construction and land                                                102                              509
      Home equity                                                           30                               30
                                                      -------------------------        -------------------------
           Total mortgage loans                                          1,074                            5,971

Other loans:
      Commercial business loans                                              -                              774
      Other loans                                                          301                              468
                                                      -------------------------        -------------------------
           Total other loans                                               301                            1,242

                                                      -------------------------        -------------------------
           Total                                                       $ 1,375                          $ 7,213
                                                      =========================        =========================

                                                         September 30, 2002               December 31, 2001
                                                             (unaudited)                     (unaudited)
                                                      -------------------------        -------------------------
60-89 Days
----------
Mortgage loans:
      Single-family residential                                        $ 5,631                          $ 5,945
      Multi-family residential                                               -                              162
      Commercial real estate                                                69                            1,510
      Construction and land                                                191                            5,339
      Home equity                                                          297                              258
                                                      -------------------------        -------------------------
           Total mortgage loans                                          6,188                           13,214

Other loans:
      Commercial business loans                                          1,015                               42
      Other loans                                                          524                              586
                                                      -------------------------        -------------------------
           Total other loans                                             1,539                              628

                                                      -------------------------        -------------------------
           Total                                                       $ 7,727                         $ 13,842
                                                      =========================        =========================


                                                         September 30, 2002               December 31, 2001
                                                             (unaudited)                     (unaudited)
                                                      -------------------------        -------------------------
30-59 Days
----------
Mortgage loans:
      Single-family residential                                       $ 13,961                         $ 15,634
      Multi-family residential                                               -                              567
      Commercial real estate                                             3,043                            3,848
      Construction and land                                              3,013                            9,113
      Home equity                                                          120                               62
                                                      -------------------------        -------------------------
           Total mortgage loans                                         20,137                           29,224

Other loans:
      Commercial business loans                                          3,422                            1,257
      Other loans                                                        1,388                            2,645
                                                      -------------------------        -------------------------
           Total other loans                                             4,810                            3,902

                                                      -------------------------        -------------------------
           Total                                                      $ 24,947                         $ 33,126
                                                      =========================        =========================